RIGHTS AGREEMENT


                                   dated as of


                                  June 3, 2005

                                     between


                                SENTO CORPORATION


                                       and


                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                 as Rights Agent



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                                TABLE OF CONTENTS


ARTICLE I  CERTAIN DEFINITIONS.................................................1
         1.1 Certain Definitions...............................................1
         1.2 Determinations....................................................6

ARTICLE II  THE RIGHTS.........................................................7
         2.1 Legend on Common Share Certificates...............................7
         2.2 Initial Exercise Price; Exercise of Rights; Detachment
             of Rights.........................................................7
         2.3 Adjustments to Exercise Price; Number of Rights...................9
         2.4 Date on Which Exercise is Effective..............................11
         2.5 Execution, Authentication, Delivery, and Dating of Rights
             Certificates.....................................................11
         2.6 Registration, Registration of Transfer and Exchange..............12
         2.7 Mutilated, Destroyed, Lost, and Stolen Rights Certificates.......12
         2.8 Persons Deemed Owners............................................13
         2.9 Delivery and Cancellation of Certificates........................13
         2.10 Agreement of Rights Holders.....................................13

ARTICLE III  ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS...14
         3.1 Flip-over Transaction or Event...................................14
         3.2 Flip-in Event....................................................15
         3.3 Obligations of the Company.......................................15

ARTICLE IV  THE RIGHTS AGENT..................................................16
         4.1 General..........................................................16
         4.2 Merger or Consolidation or Change of Name of Rights Agent........16
         4.3 Duties of Rights Agent...........................................17
         4.4 Change of Rights Agent...........................................18

ARTICLE V  REDEMPTION.........................................................18
         5.1 Redemption.......................................................18
         5.2 By the Board of Directors........................................19
         5.3 Rights Termination...............................................19

ARTICLE VI  MISCELLANEOUS.....................................................19
         6.1 Expiration.......................................................19
         6.2 Issuance of New Rights Certificate...............................19
         6.3 Supplements and Amendments.......................................19
         6.4 Fractional Rights................................................20
         6.5 Fractional Shares................................................20
         6.6 Rights of Action.................................................20
         6.7 Holder of Rights Not Deemed a Stockholder........................21
         6.8 Notice of Proposed Actions.......................................21
         6.9 Notices..........................................................21
         6.10 Costs of Enforcement............................................22
         6.11 Successors......................................................22
         6.12 Benefits of this Agreement......................................22
         6.13 Descriptive Headings............................................22
         6.14 Governing Law...................................................22
         6.15 Counterparts....................................................22
         6.16 Severability....................................................22
         6.17 Effective Date..................................................22
         6.18 Determinations and Actions by the Board of Directors............22

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                                RIGHTS AGREEMENT

         THIS RIGHTS AGREEMENT (this "Agreement"), dated as of the 3rd day of June, 2005, is entered into by and between SENTO CORPORATION, a Utah corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY (the "Rights Agent").

         WHEREAS, in order to preserve stockholder value, the Company's Board of Directors has determined that it is advisable for the Company to adopt a stockholder rights plan (the "Rights Plan") to protect the Company and its stockholders from abusive acquisition tactics;

         WHEREAS, in order to implement the Rights Plan, the Company's Board of Directors has authorized and declared a dividend distribution of one right ("Right") effective 5:00 p.m. (Mountain time) on June 3, 2005 (the "Record Date") for each Common Share (as hereinafter defined) outstanding at the Close of Business (as hereinafter defined) on the Record Date; and has authorized the issuance of one Right in respect of each Common Share issued after the Record Date and until the earliest to occur of the Separation Date, the Expiration Date, or the Redemption Date (as such terms are hereinafter defined);

         WHEREAS, each Right entitles the holder thereof, after the Separation Date, to purchase securities of the Company (or in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein; and

         WHEREAS, the Company desires to appoint the Rights Agent to act on the Company's behalf, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange, and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights, and other matters referred to herein.

         NOW, THEREFORE, in consideration of the premises and respective agreements set forth herein, the parties hereby agree as follows:


                                    ARTICLE I
                               CERTAIN DEFINITIONS

         1.1 Certain Definitions.

         For purposes of this Agreement, the following terms have the following meanings:

                  (a) "Acquiring Person" shall mean any Person that, together with all Affiliates and Associates of such Person, will be the Beneficial Owner of twenty percent (20%) or more of the Voting Shares of the Company then outstanding, but shall not include the Company, any Company Subsidiary, any employee benefit plan of the Company or any Company Subsidiary, or any Person or entity organized, appointed, or established by the Company or such Company Subsidiary for or pursuant to the terms of any such employee benefit plan. Notwithstanding the foregoing, no Person shall become an Acquiring Person solely as the result of a reduction in the number of Voting Shares outstanding due to an acquisition of Voting Shares by the Company that increases the proportionate number of such Voting Shares Beneficially Owned by such Person to twenty percent (20%) or more unless and until that Person shall purchase or otherwise become (as a result of actions by such Person or its Affiliates or Associates) the Beneficial Owner of any additional Voting Shares of the Company.

                  (b) "Affiliate" of, or a Person "affiliated" with, a specified Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.

                  (c) "Associate" used to indicate a relationship with a specified Person, shall mean:

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

                           (i) any corporation, partnership, or other
                  organization of which such specified Person is an officer, member, or partner;

                           (ii) any trust or other estate in which such
                  specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity;

                           (iii) any relative or spouse of such specified Person
                  or any Person with whom such specified Person is living in a conjugal relationship outside marriage, or any relative of such spouse or other Person who has the same home as such specified Person or a director or officer of the Company or an Affiliate of the Company;

                           (iv) any Person who is a director, officer, member,
                  partner, or trustee of such specified Person or of any corporation, partnership, or other organization (other than the Company or any wholly-owned Company Subsidiary) that is an Affiliate or Associate of such specified Person; and

                           (v) any corporation of which such specified Person
                  beneficially owns, directly or indirectly, voting securities carrying more than ten percent (10%) of the rights attaching to all voting securities of such corporation for the time being outstanding.

                  (d) A Person shall be deemed the "Beneficial Owner," to have "Beneficial Ownership" of, and to "Beneficially Own" any securities:

                           (i) as to which such Person or any of such Person's
                  Affiliates or Associates is or may be deemed to be the beneficial owner pursuant to Rule 13d-3 or 13d-5 under the Exchange Act (or pursuant to any comparable or successor laws or regulations or, if such rules shall be rescinded and there shall be no comparable or successor laws or regulations, pursuant to Rule 13d-3 or 13d-5 as in effect on the date of this Agreement); and

                           (ii) as to which such Person or any of such Person's
                  Affiliates or Associates has the right to become Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of changes in Market Prices) pursuant to any contract, agreement, arrangement, or understanding, or upon the exercise of any rights (other than the Rights), whether conversion rights, exchange rights, warrants, options, or otherwise;

         provided, however, that a Person shall not be deemed the "Beneficial Owner," to have "Beneficial Ownership" of, or to "Beneficially Own" any security:

                           (x) tendered pursuant to a tender or exchange offer
                  or Take-over Bid made by such Person or any of such Person's Affiliates or Associates until the earliest of such tendered security being accepted for payment or exchange or being taken up and paid for; or

                           (xi) as to which such Person's Affiliates or
                  Associates have or share the voting power or have the power to direct the voting pursuant to a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, except if such power (or the arrangement relating thereto) is then reportable under Item 6 of Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report).

         For purposes of this Agreement, in determining the percentage of the outstanding Voting Shares with respect to which a Person is the Beneficial Owner, all Voting Shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

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

                  (e) "Board of Directors" shall mean, as applicable, the Board of Directors of the Company and/or any of its Subsidiaries.

                  (f) "Business Day" shall mean any day other than Saturday, Sunday, or a day on which banking institutions in the state of Utah are authorized or obligated by law or executive order to close.

                  (g) "Close of Business" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Common Shares of the Company in Salt Lake City, Utah (or, after the Separation Date, the offices of the Rights Agent, if different from such transfer agent) is closed to the public.

                  (h) "Common Shares," when used with reference to the Company, shall mean the shares of common stock, par value $0.25 per share (as such par value may be changed from time to time), of the Company. "Common Shares," when used with reference to any Person other than the Company, shall mean the shares of capital stock (or equity interest) with the most significant voting or decision-making power with respect to management or control of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person.

                  (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (j) "Exercise Price" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal One Hundred Dollars ($100.00), payable in lawful money of the United States of America.

                  (k) "Expiration Date" shall mean the Close of Business on June 3, 2008.

                  (l) "Flip-in Event" shall mean a transaction in which any Person shall become an Acquiring Person; provided, however, that the term "Flip-in Event" shall not include any transaction or event that constitutes a "Flip-over Transaction or Event."

                  (m) "Flip-over Entity" shall mean:

                           (i) in the case of any transaction described in
                  clause (i) of the first sentence of Section 1.1(n) hereof: (1) the Person that is the issuer of the securities into which Common Shares of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, that issuer the Common Shares of which have the greatest Market Price, or (2) if no securities are so issued, (A) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, that Person the Common Shares of which have the greatest Market Price, or (B) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

                           (ii) in the case of any transaction described in
                  clause (ii) of the first sentence of Section 1.1(n) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Shares having the greatest Market Price of shares outstanding; provided, however, that, in any such case, if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, the term "Flip-over Entity" shall refer to such

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

                  other Person, or if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of all of which are and have been so registered, the term "Flip-over Entity" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest Market Price of the shares outstanding.

                  (n) "Flip-over Transaction or Event" shall mean (i) a transaction in which, directly or indirectly, the Company shall consolidate with, merge with or into, or enter into an arrangement with, any other Person (other than a wholly-owned Subsidiary of the Company), or any other Person (other than a wholly-owned Subsidiary of the Company) shall consolidate with, merge with or into, or enter into an arrangement with the Company, and in connection therewith, all or part of the outstanding Common Shares of the Company shall be changed in any way, reclassified or converted into or exchanged for shares or other securities or cash or any other property, or (ii) a transaction or series of transactions in which, directly or indirectly, the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets:

                                    (1) aggregating more than fifty percent
                           (50%) of the assets (measured by either book value or Market Price, whichever results in the greater percentage); or

                                    (2) that generated during the Company's last
                           completed fiscal year or are expected to generate in the Company's then-current fiscal year more than fifty percent (50%) of the operating income or cash flow of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly-owned Subsidiaries) or to two or more such Persons that are affiliated or otherwise acting jointly or in concert.

                  (o) "Market Price" of any securities (including the Rights) on any date of determination shall mean the average of the daily closing prices per share (or Right) of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in
         Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Day not to be fully comparable with the closing price on such date of determination, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on such date of determination. The closing price per share of any securities on any date shall be (i) the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of such securities as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on any national securities exchange, (ii) if the securities are not listed or admitted to trading on any national securities exchange, the closing board lot sale price, (iii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market, as reported by the Nasdaq Stock Market of the National Association of Securities Dealers, Inc. ("Nasdaq"), or such other system then in use, or (iv) if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors of the Company; provided, however, that if on any such date the securities are not traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined in good faith by the Board of Directors of the Company after consultation with a nationally recognized investment banking firm with respect to the fair value per share of such securities.

                  (p) "Offer" shall mean a written proposal delivered to the Company by any Person or Persons that (i) Beneficially Own in the aggregate one percent (1%) or less of the outstanding Common Shares of the Company and have not within the 12-month period preceding the delivery of such written proposal Beneficially Owned in the aggregate

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         in excess of one percent (1%) of the outstanding Common Shares of the
         Company, and (ii) within said 12-month period have not disclosed, or caused the disclosure of, any intention that would result in the acquisition or influence of control of the Company (any such Persons meeting the conditions specified in clauses (i) and (ii), an "Offeror"), and which proposal:

                                    (1) provides for acquisition of all of the
                           outstanding Voting Shares held by any Person other than the Offeror and its Affiliates for cash at the same specified price;

                                    (2) is, in the opinion of a nationally
                           recognized investment banking firm retained by the Offeror, fair to the holders of Voting Shares other than the Offeror and its Affiliates and is at a price that is not less than the book value;

                                    (3) states that such offer shall remain open
                           for at least 90 days and shall include all Voting Shares outstanding as of the date of the proposal or issued thereafter pursuant to contracts in effect at the date of the proposal and that the Offeror has obtained written financing commitments from recognized financing sources and/or has on hand, cash or cash equivalents, for the full amount of all financing necessary to consummate the offer; and

                                    (4) requests the Company to call a special
                           meeting of the holders of Voting Shares for the purpose of voting on a resolution requesting the Board of Directors to accept such offer and contains a written agreement of the Offeror to pay (or share with any other Offeror) at least one-half of the Company's costs of preparing and mailing proxy material for its own solicitation.

                  (q) "Offer To Acquire" shall include:

                           (i) an offer to purchase or a solicitation of an
                  offer to sell Voting Shares; and

                           (ii) an acceptance of an offer to sell Voting Shares,
                  whether or not such offer to sell has been solicited; or

                           (iii) any combination thereof, and

         the Person accepting an offer to sell shall be deemed to be making an offer to acquire to the Person that made the offer to sell.

                  (r) "Offeror's Securities" means Voting Shares Beneficially Owned on the date of an Offer To Acquire by any Person that makes a Take-over Bid or by any Person acting jointly or in concert with such Person.

                  (s) "Person" shall mean any individual, firm, partnership, association, group (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement), corporation, trust, business trust, or other entity and shall include any successor (by merger or otherwise) of such entity.

                  (t) "Preferred Shares" shall mean the currently authorized but unissued shares of Series A Preferred Stock, no par value per share, of the Company, having the rights and preferences set forth in the form of Designation of Rights, Privileges, and Preferences attached hereto as Exhibit A.

                  (u) "Redemption Date" means the date of the action of the Company's Board of Directors ordering the redemption of the Rights pursuant to Section 5.2 hereof.

                  (v) "Redemption Price" means a price of $0.001 per Right, subject to adjustment as set forth in Article V hereof.

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                  (w) "Right" means the right to purchase 1/100 of a Preferred
         Share at the Exercise Price, subject to adjustment, or the right to purchase, exchange, or receive other securities or assets of the Company or another issuer as set forth herein.

                  (x) "Right Certificate" means a certificate evidencing a Right or Rights, substantially in the form of Exhibit B hereto.

                  (y) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (z) "Separation Date" shall mean the Close of Business on the earliest of (i) the tenth day (or such later day as is determined by unanimous vote of the Board of Directors and publicly announced) after the Stock Acquisition Date (provided, however, that if prior to the date that would otherwise be the Separation Date, the Acquiring Person, whose becoming such shall have caused the Stock Acquisition Date to occur, shall cease to be an Acquiring Person and shall be the Beneficial Owner of not more than five percent (5%) of the Common Shares of the Company, as indicated in a public announcement or public filing by such Person, then for purposes of this Section 1.1(z), the Stock Acquisition Date shall be deemed not to have occurred), or (ii) the tenth day after the date of the commencement of, or first public announcement of, the intent of any Person (other than the Company, any Company Subsidiary, or any Person or entity organized, appointed, or established by the Company or such Company Subsidiary for or pursuant to any tender or exchange offer plan) to commence a tender or exchange offer or Take-over Bid to acquire (when added to any Voting Shares as to which such Person is the Beneficial Owner immediately prior to such tender or exchange offer or Take-over Bid) Beneficial Ownership of twenty percent (20%) or more of the outstanding Voting Shares (provided that, if the foregoing results in the Separation Date being prior to the Record Date, the Separation Date shall be the Record Date, and provided further that, if any tender or exchange offer or Take-over Bid referred to in clause (ii) of this Section 1.1(z) expires or is canceled, terminated, or otherwise withdrawn prior to the date that would otherwise be the Separation Date, such offer shall be deemed, for purposes of this Section 1.1(z), never to have been made), or (iii) such later date as may be fixed by the Board of Directors from time to time by notice to the Rights Agent and publicly announced by the Company.

                  (aa) "Stock Acquisition Date" shall mean the first date of public announcement or filing by the Company or an Acquiring Person that an Acquiring Person has become such, whether or not the term "Acquiring Person" is used in fact in such announcement.

                  (bb) "Subsidiary" of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or a majority of the equity interest is Beneficially Owned, directly or indirectly, by such Person.

                  (cc) "Take-over Bid" means an Offer To Acquire Voting Shares when the Voting Shares subject to the Offer To Acquire, together with the Offeror's Securities, constitute in the aggregate twenty percent (20%) or more of the outstanding Voting Shares at the date of the Offer To Acquire.

                  (dd) "Trading Day," when used with respect to any securities, shall mean a day on which the principal securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any securities exchange, a Business Day.

                  (ee) "Voting Shares" shall mean only the Common Shares of the Company and any other shares of capital stock of the Company entitled to vote generally in the election of directors.

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         1.2 Determinations.

         Any determination required to be made by the Company's Board of Directors for purposes of applying the definitions contained in this Article 1 shall be made by the Board of Directors in its good faith judgment, which determination shall be conclusive and binding on the Rights Agent and the holders of the Rights.


                                   ARTICLE II
                                   THE RIGHTS

         2.1 Legend on Common Share Certificates.

         Certificates for the Common Shares issued after the Record Date, but prior to the Close of Business on the Separation Date, shall evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, written on, or otherwise affixed to them, the following legend:

         Until the Separation Date (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder thereof to certain Rights as set forth in a Rights Agreement, dated June 3, 2005 (the "Rights Agreement"), between Sento Corporation (the "Company") and American Stock Transfer & Trust Company, as Rights Agent, the terms of which are hereby incorporated by reference and a copy of which is on file at the principal executive office of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed by the Company, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person," as such terms are defined in the Rights Agreement, or a transferee thereof), or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.

Certificates representing Common Shares of the Company that are issued and outstanding at the Record Date shall evidence one Right for each Common Share evidenced thereby notwithstanding the absence of the foregoing legend.

         2.2 Initial Exercise Price; Exercise of Rights; Detachment of Rights.

                  (a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Date, to purchase, subject to adjustment from time to time as provided herein, 1/100 of a Preferred Share at the Exercise Price.

                  (b) Until the Separation Date:

                           (i) no Right may be exercised; and

                           (ii) each Right will be evidenced by the certificate
                  for the associated Common Share and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share. Notwithstanding any other provision of this Agreement, any Rights held by the Company or any of its Subsidiaries shall be void.

                  (c) After the Separation Date and prior to the Expiration Date, the Rights, unless earlier redeemed in accordance with the provisions of Article V hereof, may be exercised and will be transferable independent of Common Shares. Promptly following the Separation Date, the Rights Agent will mail to each holder of record of Common Shares as of the Separation Date, at such holder's address as shown by the records of the transfer agent and registrar of the Company's Common Shares (the Company hereby agreeing to cause such transfer agent and registrar, if different from the Rights Agent, to

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

         furnish copies of such records to the Rights Agent for this purpose):
         (i) a Rights Certificate appropriately completed, representing the number of Rights held by such holder at the Separation Date and having such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded. or to conform to usage, and (ii) a disclosure statement describing the Rights.

                  (d) Rights may be exercised on any Business Day after the Separation Date and prior to the Expiration Date by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an "Election to Exercise"), substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash or by certified check or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for whole or fractional Preferred Shares in a name other than that of the holder of the Rights being exercised.

                  (e) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in Section 2.2(d) above, the Rights Agent will thereupon promptly:

                           (i) requisition from any transfer agent of the
                  capital stock of the Company certificates for the number of whole or fractional Preferred Shares to be purchased (the Company hereby irrevocably authorizing and directing such transfer agent to comply with all such requisitions);

                           (ii) as provided in Section 6.5(b) hereof, at the
                  election of the Company, cause depository receipts to be issued in lieu of fractional shares;

                           (iii) when appropriate, requisition from the Company
                  the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 6.5(b) hereof;

                           (iv) when appropriate, requisition from the Company
                  the amount of cash or other consideration to be paid in lieu of capital stock as determined pursuant to the terms hereof; and

                           (v) after receipt of such certificates, depository
                  receipts, and/or cash or other consideration, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered (in the case of certificates or depository receipts) in such name or names as may be designated by such holder.

                  (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

                  (g) The Company covenants and agrees that it will:

                           (i) cause to be reserved and kept available out of
                  its authorized and unissued shares of preferred stock and common stock, respectively, or out of authorized and issued shares of preferred stock and common stock, respectively, held in its treasury, such number of Preferred Shares and Common Shares, respectively, as will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

                           (ii) not effect any amendment to the designation of
                  rights, privileges, and preferences for the Preferred Shares or any amendment to the articles of incorporation of the Company that would materially and adversely affect the rights, privileges, or powers of the Preferred Shares (regardless of whether there are then any holders of Preferred Shares), without the prior approval of the holders of two-thirds or more of the then-outstanding Preferred Shares and the prior written consent of the holders of two-thirds or more of the then-outstanding Rights that are not Beneficially Owned by any Acquiring Person. (For purposes of the taking of any action by the holders of Rights, the Company's Board of Directors may establish a record date and may call and hold a meeting of such holders or seek their consent to action by the requisite number thereof in writing substantially in accordance with the procedure applicable to action to be taken by the holders of Preferred Shares and in accordance with applicable law);

                           (iii) take all such action as may be necessary and
                  within its power to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued, delivered, fully paid, and nonassessable;

                           (iv) take all such action as may be necessary and
                  within its power to comply with any applicable requirements of the Securities Act or the Exchange Act, or the rules and regulations thereunder and any other applicable law, rule, or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Preferred Shares upon exercise of Rights;

                           (v) use its best efforts to cause all Preferred
                  Shares issued upon exercise of Rights to be listed on a national securities exchange (or on the same trading market as are the shares of Company Common Stock) upon issuance; and

                           (vi) pay when due and payable any and all federal and
                  state transfer taxes (but not any income taxes of the holder or exercising holder or any liability of the Company to withhold tax) and charges that may be payable in respect of the original issuance or delivery of the Rights Certificates; provided that, the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the Rights being transferred or exercised.

         2.3 Adjustments to Exercise Price; Number of Rights.

                  (a) In the event the Company shall at any time after the Record Date and prior to the Expiration Date:

                           (i) declare or pay a dividend on the Common Shares
                  payable in Common Shares (or other capital stock or securities exchangeable for or convertible into or giving a right to acquire Common Shares or other capital stock) other than pursuant to any optional stock dividend program;

                           (ii) subdivide or split the then-outstanding Common
                  Shares into a greater number of Common Shares;

                           (iii) combine or consolidate the then-outstanding
                  Common Shares into a smaller number of Common Shares or effect a reverse split of the outstanding Common Shares; or

                           (iv) issue any Common Shares (or other capital stock
                  or securities exchangeable for or convertible into or giving a right to acquire Common Shares or other capital stock) in respect of, in lieu of, or in exchange for existing Common Shares in a reclassification or recapitalization;

         then, and in each such event, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Date, the Preferred Shares purchasable upon exercise of Rights, shall be adjusted in the manner set forth below. If the Exercise Price and number of Rights outstanding are to be adjusted,
         (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the "Expansion Factor") that a holder of one Common Share immediately prior to such dividend, subdivision, combination, or issuance would hold thereafter as a result thereof, and (xi) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, combination, or issuance, so that each such Common Share (or other capital stock) will have exactly one Right associated with it. If the Preferred Shares purchasable upon exercise of Rights are split, subdivided, or combined, or if any dividend (whether of cash or securities) is declared with respect thereto, the Preferred Shares purchasable upon exercise of each Right after such event will be automatically adjusted to be that number of the Preferred Shares that a holder of the Preferred Shares purchasable upon exercise of one Right (regardless of whether a Right shall then be exercisable) immediately prior to such split, subdivision, combination, or dividend would hold thereafter as a result thereof. If after the Record Date and prior to the Expiration Date, the Company shall issue any shares of capital stock other than Common Shares in a transaction of a type described in the first sentence of this Section 2.3(a), shares of such capital stock shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances, and the Company and the Rights Agent agree to amend this Agreement in order to effect such treatment, and the Company will not consolidate with, merge with or into, or enter into an arrangement with any other Person unless such Person agrees to be bound by the terms of an amendment effecting such treatment.

                  In the event the Company shall at any time after the Record Date and prior to the Separation Date issue any Common Shares otherwise than in a transaction referred to in the preceding paragraph, each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such Share.

                  (b) In the event the Company shall at any time after the Record Date and prior to the Separation Date fix a record date for the making of a distribution to all holders of Common Shares of rights or warrants entitling them to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares), having a conversion, exchange, or exercise price (including the price required to be paid to purchase such convertible or exchangeable security or right per share) less than the Market Price per Common Share on such record date, the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange, or exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price, and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable, or exercisable). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Company's Board of Directors. For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Company and/or the investment of periodic optional payments and/or employee benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights or warrants by the Company; provided, however, that, in the case of any dividend or interest reinvestment plan, the right to purchase Common Shares is at a price per share of not less than ninety percent (90%) of the current market price per share (determined as provided in such plans) of the Common Shares.

                  (c) In the event the Company shall at any time after the Record Date and prior to the Separation Date fix a record date for the making of a distribution to all holders of Common Shares of evidences of indebtedness or assets (other than a regular periodic cash dividend or a dividend paid in Common Shares) or rights or warrants (excluding those referred to in Section 2.3(b)), the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date less the fair market value (as determined in good faith by the Company's Board of Directors) of the portion of the assets, evidences of indebtedness, rights, or warrants so to be distributed applicable to the securities purchasable upon exercise of one Right.

                  (d) Each adjustment made pursuant to this Section 2.3 shall be made as of:

                           (i) the record date for the applicable dividend or
                  distribution, in the case of an adjustment made pursuant to subsection (b) or (c) above; and

                           (ii) the payment or effective date for the applicable
                  dividend, subdivision, change, combination, or issuance, in the case of an adjustment made pursuant to subsection (a) above.

                  (e) In the event the Company shall at any time after the Record Date and prior to the Separation Date issue any shares of capital stock (other than Common Shares), or rights or warrants to subscribe for or purchase any such capital stock or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in clause (a)(i) or (a)(iv) above, if the Board of Directors acting in good faith determines that the adjustments contemplated by clauses (a), (b), and (c) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Company may determine what other adjustments to the Exercise Price, number of Rights, and/or Preferred Shares purchasable upon exercise of Rights would be appropriate and, notwithstanding clauses (a), (b), and (c) above, such adjustments, rather than the adjustments contemplated by clauses (a), (b), and (c) above, shall be made. The Company and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

                  (f) Each adjustment to the Exercise Price made pursuant to this Section 2.3 shall be calculated to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.3, the Company shall:

                           (i) promptly prepare a certificate setting forth such
                  adjustment and a brief statement of the facts accounting for such adjustment;

                           (ii) promptly file with the Rights Agent and with
                  each transfer agent for the Common Shares a copy of such certificate; and

                           (iii) mail a brief summary thereof to each holder of
                  Rights.

                  (g) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable that were expressed in the initial Rights Certificates issued hereunder.

         2.4 Date on Which Exercise is Effective.

         Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered for exercise and payment of the

Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Share transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such Preferred Shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Share transfer books of the Company are open.

         2.5 Execution, Authentication, Delivery, and Dating of Rights Certificates.

                  (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Executive Vice Presidents, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificate may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals that were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

                  (b) Promptly after the Company learns of the Separation Date, the Company will notify the Rights Agent of such Separation Date and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Company) and deliver such Rights Certificates to the holders of the Rights pursuant to Section 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

                  (c) Each Rights Certificate shall be dated the date of countersignature thereof.

         2.6 Registration, Registration of Transfer and Exchange.

                  (a) The Company will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

                  (b) After the Separation Date and prior to the Expiration Date, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.6(d) below, the Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

                  (c) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

                  (d) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this
         Section 2.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         2.7 Mutilated, Destroyed, Lost, and Stolen Rights Certificates.

                  (a) If any mutilated Rights Certificates is surrendered to the Rights Agent prior to the Expiration Date, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

                  (b) If there shall be delivered to the Company and the Rights Agent prior to the Expiration Date (i) evidence to their satisfaction of the destruction, loss, or theft of any Rights Certificate, and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost, or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost, or stolen .

                  (c) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

                  (d) Every new Rights Certificate issued pursuant to this
         Section 2.7 in lieu of any destroyed, lost, or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost, or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

         2.8 Persons Deemed Owners.

         Prior to due presentment of a Rights Certificate (or, prior to the Separation Date, the associated Common Share certificate) for registration of transfer, the Company, the Rights Agent, and any agent of the Company or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Date, the associated Common Shares).

         2.9 Delivery and Cancellation of Certificates.

         All Rights Certificates surrendered upon exercise or for redemption, registration of transfer, or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly canceled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly canceled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates canceled as provided in this
Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all canceled Rights Certificates and deliver a certificate of destruction to the Company.

         2.10 Agreement of Rights Holders.

         Every holder of Rights by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

                  (a) prior to the Separation Date, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share;

                  (b) after the Separation Date, the Rights Certificates will be transferable only on the Rights Register as provided herein;

                  (c) prior to due presentment of a Rights Certificate (or, prior to the Separation Date, the associated Common Share certificate) for registration of transfer, the Company, the Rights Agent, and any agent of the Company or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                  (d) without the approval of any holder of Rights and upon the sole authority of the Company's Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time pursuant to Section 6.3, Section 2.3(e), or the last sentence of the first paragraph of Section 2.3(a) hereof.


                                   ARTICLE III
                     ADJUSTMENTS TO THE RIGHTS IN THE EVENT
                             OF CERTAIN TRANSACTIONS

         3.1 Flip-over Transaction or Event.

                  (a) Subject to Section 3.3 hereof, in the event that prior to the Expiration Date the Company enters into, consummates, or permits to occur any Flip-over Transaction or Event, the Company shall take such action as shall be necessary to ensure, and shall not enter into, consummate, or permit to occur such Flip-over Transaction or Event until it shall have entered into a supplemental agreement with the principal Person engaging in such Flip-over Transaction or Event (the "Flip-over Entity," as such term is more specifically defined in
         Section 1.1(m) hereof) for the benefit of the holders of the Rights, providing that upon consummation of the Flip-over Transaction or Event:

                           (i) each Right shall thereafter constitute the right
                  to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms hereof, that number of Common Shares of such Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment to the Rights provided for in
                  Section 2.3 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.3 shall have occurred with respect to such Common Shares);

                           (ii) the Flip-over Entity shall thereafter be liable
                  for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement;

                           (iii) the term "Company" for all purposes of this
                  Rights Agreement shall thereafter be deemed to refer to such Flip-over Entity;

                           (iv) such Flip-over Entity shall take such steps
                  (including the reservation of a sufficient number of its Common Shares, in the same manner applicable to the reservation of Preferred Shares provided by Section 2.2(g)(i) hereof) in connection with the consummation of such Flip-over Transaction or Event as may be necessary to assure that the provisions hereof shall thereafter be applicable;

                           (v) confirming that all rights of first refusal or
                  preemptive rights in respect of the issuance of Common Shares of the Flip-over Entity upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Flip-over Entity under this Rights Agreement; and

                           (vi) providing that, as soon as practicable after the
                  date of such Flip-over Transaction or Event, the Flip-over Entity will:

                                    (1) prepare and file, as required by law, a
                           registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing, and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act), until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

                                    (2) use its best efforts to list (or
                           continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on the Nasdaq Stock Market; and

                                    (3) deliver to holders of the Rights
                           historical financial statements for the Flip-over Entity that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

         3.2 Flip-in Event.

                  (a) Subject to Section 3.3, in the event that prior to the Expiration Date a Flip-in Event shall occur, the Company shall take such action as shall be necessary to ensure and provide, within five Business Days or such longer period as may be required to satisfy the requirements of the Securities Act and the Exchange Act that, except as provided below, such Right shall thereafter constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof, that number of Common Shares of the Company having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to the Exercise Price for an amount in cash equal to one-half the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.3 shall have occurred with respect to such Common Shares).

                  (b) Notwithstanding the foregoing, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Date or the Stock Acquisition Date by (i) an Acquiring Person or (ii) a transferee, direct or indirect, of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person) in a transfer, whether or not for consideration, that the Company's Board of Directors acting in good faith has determined is part of a plan, arrangement, or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person) that has the purpose or effect of avoiding clause (i) of this Section 3.2(b), shall become void and any holder of such Rights (including transferees) shall thereafter have no right to exercise such Rights under any provision of this Agreement.

                  (c) Any Rights Certificate issued pursuant to Section 2.2 that represents Rights Beneficially Owned by an Acquiring Person and any Rights Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof or to any nominee of any such Acquiring Person, Affiliate, or Associate, and any Rights Certificate issued upon transfer, exchange, replacement, or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

                  The Rights represented by this Rights Certificate were issued to a Person that was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Rights Certificate and the Rights represented hereby may become void in the circumstances specified in Section 3.2(b) of the Rights Agreement.

         Provided that, the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Company, or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not an Acquiring Person or an Affiliate or Associate thereof; provided further, however, that the absence of such legend on any Rights Certificate shall not be deemed dispositive of whether the holder thereof is an Acquiring Person.

         3.3 Obligations of the Company.

                  (a) The Company shall not enter into or engage in any transaction of the kind referred to in this Article III if at the time of such transaction there are any rights, warrants, or securities outstanding or any other arrangements, agreements, or instruments that would eliminate or otherwise diminish in any respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation of such transaction. The provisions of this
         Article III shall apply to successive mergers or consolidations, sales, or other transfers.

                  (b) In the event that there shall not be sufficient Common Shares authorized to permit the exercise in full of the Rights in accordance with Section 3.2(a), holders of Rights will receive upon exercise Common Shares of the Company to the extent available and then cash, property, or other securities of the Company (which may be accompanied by a reduction in the Exercise Price), in proportions determined by the Company, so that the aggregate value received is equal to the Exercise Price.


                                   ARTICLE IV
                                THE RIGHTS AGENT

         4.1 General.

                  (a) The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints such Co-Rights Agents, the respective duties of the Rights Agents and Co-Rights Agents shall be as the Company may determine. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith, or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement.

                  (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, when necessary, verified or acknowledged, by the proper Person or Persons.

         4.2 Merger or Consolidation or Change of Name of Rights Agent.

                  (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that, such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificate either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases, such Rights Certificate will have full force provided in the Rights Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificate shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificate so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         4.3 Duties of Rights Agent.

         The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be the Chairman of the Board, the President or any Executive Vice President or Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith, or willful misconduct.

                  (d) The Rights Agent will not be liable for, or by reason of, any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

                  (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution, and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate, Preferred Share certificate, or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.2(b) hereof or any adjustment required under the provisions of Section 2.3 hereof) or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustments (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Preferred Shares or Common Shares will, when issued, be duly and validly authorized, executed, issued, delivered, fully paid, and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge, and deliver, or cause to be performed, executed, acknowledged, and delivered, all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Person believed by the Rights Agent to be the Chairman of the Board, the President, any Executive Vice President or Vice President or the Secretary or any Assistant Secretary, or the Treasurer or any Assistant Treasurer of the Company, and to apply to such Persons for advice or instructions in connection with its duties and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Person.

                  (h) The Rights Agent and any stockholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in Preferred Shares, Common Shares, Rights, or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement, subject to the terms, covenants, conditions, and restrictions of this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect, or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

         4.4 Change of Rights Agent.

         The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days' notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Shares, by registered or certified mail, and to the holders of the Rights in accordance with Section 6.9. The Company may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares, by registered or certified mail, and to the holders of the Rights in accordance with Section 6.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court shall be a corporation incorporated under the laws of the state of Utah or a province thereof authorized to carry on the business of a trust company in the state of Utah. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4 however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.


                                    ARTICLE V
                                   REDEMPTION

         5.1 Redemption.

         The Rights may be redeemed solely by action of the Board of Directors pursuant to Section 5.2 hereof and in no other manner.

         5.2 By the Board of Directors.

         The Company's Board of Directors may, at its option, at any time prior to the earlier of (a) the Expiration Date or (b) the Close of Business on the tenth day after the Stock Acquisition Date (or such later date as may be determined by the majority vote of the Board of Directors from time to time), by notice to the Rights Agent and public announcement by the Company, redeem all, but not less than all, of the then-outstanding Rights at the Redemption Price, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof, and the Company may, at its option, pay the Redemption Price in Common Shares (based on the current Market Price of the Common Shares at the time of redemption), cash, or any other form of consideration deemed appropriate by the Board of Directors.

         5.3 Rights Termination.

         Immediately upon the action of the Company's Board of Directors ordering the redemption of the Rights pursuant to Section 5.2 hereof, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to Section 5.2 hereof, the Company shall mail a notice of redemption to all the holders of the then-outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Separation Date, on the registry books of the transfer agent for the Common Shares of the Company, if different. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem any Rights at any time in any manner other than that specifically set forth in this Article V, and other than in connection with the purchase of Common Shares of the Company prior to the Separation Date.


                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 Expiration.

         No Person shall have any right pursuant to this Agreement or in respect of any Right after the Expiration Date, except the Rights Agent as specified in
Section 4.1(a) of this Agreement.

         6.2 Issuance of New Rights Certificate.

         Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

         6.3 Supplements and Amendments.

         The Company may from time to time supplement or amend this Agreement without the approval of any holders of Rights:

                  (a) to make any changes, except for a supplement or amendment that would establish an earlier Expiration Date or change the Exercise Price that the Board of Directors acting in good faith may deem necessary or desirable; provided that, no such supplement or amendment made on or after the Stock Acquisition Date shall materially adversely affect the interests of the holders of Rights generally; and provided further that, no such supplement or amendment shall be made to the provisions of Article IV except with the written concurrence of the Rights Agent to such supplement or amendment; or

                  (b) in order to cure any ambiguity or to correct or supplement any provision contained herein that may be inconsistent with any other provisions herein or otherwise defective.

         6.4 Fractional Rights.

                  (a) The Company shall not be required to issue fractions of Rights or Right Certificates evidencing fractional Rights.

                  (b) In lieu of fractional Rights, the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable shall be paid in cash an amount equal to the same fraction of the current Market Price of a whole Right. For the purposes of this Section 6.4, the current Market Price of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be determined in the same manner set forth in Section 1.1(o).

         6.5 Fractional Shares.

                  (a) The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of 1/100 of a share) or fractions of a share of Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Shares (other than fractions that are integral multiples of 1/100 of a share) or fractional shares of Common Shares. Nothing contained herein, however, shall be deemed to prevent any holder of Rights from aggregating the number of Rights exercised in any single transaction in such a manner that the aggregate number of Rights exercised in a single transaction may be convertible into an integral number of shares (or, in the case of Preferred Shares, an integral multiple of 1/100 of a share). A holder of fractional share certificates of Preferred Shares shall have all such rights, privileges, and preferences as it may be entitled to pursuant to the Utah Revised Business Corporation Act.

                  (b) In lieu of issuing fractions (other than fractions that are integral multiples of 1/100 of a share) of Preferred Shares, the Company may, at its election, issue depository receipts evidencing fractions of Preferred Shares pursuant to an appropriate agreement between the Company and a depository selected by it; provided that, such agreement shall provide that the holders of such depository receipts shall have all of the rights, privileges, and preferences to which they would be entitled as owners of Preferred Shares pursuant to the Utah Revised Business Corporation Act. With respect to fractional Preferred Shares that are not integral multiples of 1/100 of a Preferred Share, if the Company does not issue such fractional Preferred Shares or depository receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Market Price of a Preferred Share.

                  (c) The holder of a Right by the acceptance of a Right expressly waives its right to receive any fractional Preferred Shares (other than fractions that are integral multiples of 1/100 of a Preferred Share) upon exercise of a Right.

         6.6 Rights of Action.

         Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights, and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, institute, and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         6.7 Holder of Rights Not Deemed a Stockholder.

         No holder, as such, of any Rights shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of Preferred Shares or any other securities that may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 6.8 hereof), or to receive dividends or subscription rights or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

         6.8 Notice of Proposed Actions.

         In case the Company shall propose after the Separation Date and prior to the Expiration Date:

                  (a) to effect or permit (in cases when the Company's permission is required) any Flip-in Event or Flip-over Transaction or Event; or

                  (b) to effect the liquidation, dissolution, or winding up of the Company or the sale of all or substantially all of the Company's assets;

then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 6.9 hereof, a notice of such proposed action, which shall specify the date on which such Flip-in Event or Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action.

         6.9 Notices.

         Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Sento Corporation
                  808 East Utah Valley Dr.
                  American Fork, Utah 84003
                  Attention:  Secretary

         Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  American Stock Transfer & Trust Company
                  6201 15th Avenue
                  Brooklyn, NY 11219
                  Attention:  President

         Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or prior to the Separation Date, on the registry books of the transfer agent and registrar of the Company's capital stock, if different from the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

         6.10 Costs of Enforcement.

         The Company agrees that if the Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce its rights pursuant to any Rights or this Agreement.

         6.11 Successors.

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         6.12 Benefits of this Agreement.

         Nothing in this Agreement shall be construed to give any Person other than the Company, the Rights Agent, and the holders of the Rights any legal or equitable right, remedy, or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the holders of the Rights.

         6.13 Descriptive Headings.

         Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         6.14 Governing Law.

         This Agreement and each Right issued hereunder shall be deemed to be a contract made under the internal laws of the state of Utah and for all purposes shall be governed by and construed in accordance with the internal laws, including the corporate laws, of such state applicable to contracts to be made and performed entirely within such state without giving effect to conflicts of laws principles thereof.

         6.15 Counterparts.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         6.16 Severability.

         If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or enforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

         6.17 Effective Date.

         This Agreement shall become effective at 5:00 p.m., Mountain Time, on June 3, 2005.

         6.18 Determinations and Actions by the Board of Directors.

         The Board shall have the exclusive power and authority to administer and amend this Agreement and to exercise all rights and powers specifically granted to the Board or the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to interpret the provisions of this Agreement and make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not to redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations, and determinations (including for purposes of clause (b) below, all omissions with respect to the foregoing) that are done or made by the Board, in good faith, shall (a) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties, and (b) not subject the Board to any liability to the holders of the Rights Certificates.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         SENTO CORPORATION


                                         By:  /s/ Patrick O.'Neal
                                              ----------------------------------
                                              Patrick O'Neal
                                              Chief Executive Officer


                                         AMERICAN STOCK TRANSFER & TRUST COMPANY


                                         By:  /s/ Herbert Lemmer
                                              ----------------------------------
                                               Herbert Lemmer
                                               In House Legal Counsel

                                    Exhibit A

                                SENTO CORPORATION


                     AMENDMENT TO ARTICLES OF INCORPORATION
               DESIGNATING RIGHTS, PRIVILEGES, AND PREFERENCES OF
                           SERIES "A" PREFERRED STOCK


         Pursuant to the provisions of the Utah Revised Business Corporation Act, section 16-10a-602, of the corporation laws of the state of Utah, the undersigned corporation hereby adopts the following Amendment to Articles of Incorporation Designating Rights, Privileges, and Preferences of Series "A" Preferred Stock (the "Designation"):

         FIRST: The name of the Corporation is Sento Corporation

         SECOND: The following resolution amending the articles of incorporation establishing a series of preferred stock designated as the "Series A Participating Preferred Stock" consisting of 200,000 shares, no par value, was duly adopted by the board of directors of the Corporation on May 28, 2005, in accordance with the articles of incorporation of the Corporation and the corporation laws of the state of Utah:

RESOLVED, there is hereby created a series of preferred stock of the Corporation to be designated as the "Series "A" Preferred Stock" consisting of 200,000 shares, no par value, with the following powers, preferences, rights, qualifications, limitations, and restrictions:

         1. Liquidation.

                  1.01 In the event of any voluntary or involuntary liquidation (whether complete or partial), dissolution, or winding up of the Corporation, the holders of the Series "A" Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus, or earnings, an amount in cash equal to all unpaid dividends, whether or not previously declared, accrued thereon to the date of final distribution subject to the priority distribution required respecting any issued and outstanding shares of any series of preferred stock authorized prior to the date hereof plus an amount per share equal to 100 times the aggregate amount to be distributed per share to the holders of shares of Common Stock of the Corporation. No distribution shall be made on any common stock or other subsequent series of preferred stock of the Corporation by reason of any voluntary or involuntary liquidation (whether complete or partial), dissolution, or winding up of the Corporation unless each holder of any Series "A" Preferred Stock shall have received all amounts to which such holder shall be entitled under this subsection 1.01.

                  1.02 If on any liquidation (whether complete or partial), dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to holders of Series "A" Preferred Stock shall be insufficient to pay the holders of outstanding Series "A" Preferred Stock the full amounts to which they otherwise would be entitled under subsection 1.01, the assets of the Corporation available for distribution to holders of Series "A" Preferred Stock shall be distributed to them pro rata on the basis of the number of shares of Series "A" Preferred Stock held by each such holder.

         2. Voting Rights. The Series "A" Preferred Stock shall be voted with the Common Stock as a single class and shall not be entitled to vote as a separate class, except to the extent that the consent of the holders of the Series "A" Preferred Stock, voting as a class, is specifically required by the provisions of the corporation laws of the state of Utah, as now existing or as hereafter amended. Each holder of Series "A" Preferred Stock shall be entitled to 100 votes for each share of such stock held on all matters submitted to a vote of the stockholders of the Corporation.

         3. Dividends.

                  3.01 The Corporation shall pay to the holders of the Series "A" Preferred Stock out of the assets of the Corporation at any time available for the payment of dividends at the times and in the amounts provided for in this section 3.

                  3.02 Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Series "A" Preferred Stock with respect to dividends, the holders of the shares of Series "A" Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock and any other junior stock, dividends payable on the dates on which a dividend or distribution on the Common Stock is payable (other than a dividend payable in Common Stock), commencing on the first date on which such a dividend is payable after the first issuance of a share or fraction of a share of Series "A" Preferred Stock, in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on the Common Stock since the immediately preceding dividend payment date on the Common Stock, or, if later, the first issuance of any share or fraction of a share of Series "A" Preferred Stock.

                  3.03 Any payment of dividends declared and due under this
         section 3 with respect to any shares of Series "A" Preferred Stock shall be made by means of a check drawn on funds immediately available for the payment thereof to the order of the record holder of such share at the address for such record holder shown on the stock records maintained by or for the Corporation, which check shall be mailed by United States first class mail, postage prepaid. Any such payment shall be deemed to have been paid by the Corporation on the date that such payment is deposited in the United States mail as provided above; provided, that in the event the check or other medium by which any payment shall be made shall prove not to be immediately collectible on the date of payment, such payment shall not be deemed to have been made until cash in the amount of such payment shall actually be received by the person entitled to receive such payment.

                  3.04 Registration of transfer of any share of Series "A" Preferred Stock on the stock records maintained by or for the Corporation to a person other than the transferor shall constitute a transfer of any right which the transferor may have had to receive any accrued but unpaid dividends as of the date of transfer, whether declared or undeclared, and the Corporation shall have no further obligation to the transferor with respect to such accrued and unpaid dividends. Any shares of Series "A" Preferred Stock represented by a new certificate issued to a new holder shall continue to accrue dividends as provided in this section 3.

         4. Certain Restrictions.

                  4.01 Whenever any dividends or other distributions payable on the Series "A" Preferred Stock as provided herein are in arrears, until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series "A" Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (a) declare or pay dividends on or make any other
                  distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series "A" Preferred Stock;

                           (b) declare or pay dividends on or make any other
                  distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series "A" Preferred Stock except dividends paid ratably on the Series "A" Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (c) redeem, purchase or otherwise acquire for
                  consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series "A" Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series "A" Preferred Stock; or

                           (d) redeem, purchase or otherwise acquire for
                  consideration shares of Series "A" Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series "A" Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series "A" Preferred Stock and other such shares (if any) upon such terms as the Board of Directors, after consideration of the respective annual preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         5. Redemption. The Corporation shall not have the right to redeem shares of Series "A" Preferred Stock.

         6. Additional Provisions.

                  6.01 No change in the provisions of the Series "A" Preferred Stock set forth in this Designation affecting any interests of the holders of any shares of Series "A" Preferred Stock shall be binding or effective unless such change shall have been approved or consented to by the holders of a majority of the Series "A" Preferred Stock in the manner provided in the corporation laws of the state of Utah, as the same may be amended from time to time.

                  6.02 A share of Series "A" Preferred Stock shall be transferable only on the books of the Corporation maintained at its principal office, on delivery thereof duly endorsed by the holder or by his duly authorized attorney or representative or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Corporation. In case of transfer by executors, administrators, guardians, or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited and remain with the Corporation in its discretion. On any registration or transfer, the Corporation shall deliver a new certificate representing the share of Series "A" Preferred Stock so transferred to the person entitled thereto.

                  6.03 Any notice required or permitted to be given to the holders of the Series "A" Preferred Stock under this Designation shall be deemed to have been duly given if mailed by first class mail, postage prepared to such holders at their respective addresses appearing on the stock records maintained by or for the Corporation and shall be deemed to have been given as of the date deposited in the United States mail.

         THIRD: This amendment was duly adopted by the board of directors without shareholder action, and shareholder action was not required.

         FOURTH: This amendment does not alter the preferences, limitations, or relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares.

         IN WITNESS WHEREOF, the foregoing Amendment to Articles of Incorporation Designating Rights, Privileges, and Preferences of Series "A" Preferred Stock of the Corporation has been executed this ___ day of June, 2005, by the undersigned, who affirms and acknowledges, under penalties of perjury, that the foregoing is the undersigned's act and deed and that the facts stated herein are true.

                                     SENTO CORPORATION



                                     By:
                                        ----------------------------------------
                                        Patrick O'Neal, Chief Executive Officer

                                    Exhibit B


                          [Form of Rights Certificate]

Certificate No. _________                                        ________ Rights

         THE RIGHTS ARE SUBJECT TO TERMINATION AT THE OPTION OF THE COMPANY ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 5.3 OF THE RIGHTS AGREEMENT). RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR TRANSFEREES OF AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME VOID.

                               Rights Certificate

         This certifies that _________________________________ or registered assigns is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions, and conditions of the Rights Agreement dated as of the 3rd day of June, 2005 (the "Rights Agreement"), between Sento Corporation, a Utah corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent") (which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Date (as such term is defined in the Rights Agreement) and prior to the close of business on the Expiration Date, one one-hundredth (1/100) of a share of Series A Preferred Stock (a "Preferred Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office at 6201 15th Avenue, Brooklyn, NY 11219. The Exercise Price shall initially be One Hundred Dollars ($100.00) per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

         In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive securities of an entity other than the Company; assets, debt securities, or shares in the capital stock of the Company other than Preferred Shares; or more or less than one one-hundredth (1/100) of a Preferred Share (or a combination thereof), all as provided in the Rights Agreement.

         This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Rights Agent, the Company, and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company and are available upon written request.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate amount of securities as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be terminated by the Company under certain circumstances at its option.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or Fractional Preferred Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the Rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights or otherwise until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         IN WITNESS WHEREOF, the facsimile signature of the proper officers of the Company and its corporate seal.

DATE:  _____________________

                                                  SENTO CORPORATION
ATTEST:

                                                  By
------------------------------------------          ----------------------------
Anthony Sansone, Secretary                           Patrick O'Neal
                                                     Chief Executive Officer
Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By
  ----------------------------------------
  Authorized Signature

                               FORM OF ASSIGNMENT


         (To be executed by the registered holder if such holder desires to transfer the Rights Certificates.)

         FOR VALUE RECEIVED

____________________________________________________________________ hereby
          (Please print name and address of transferee)

sells, assigns, and transfers unto

this Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _______________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

DATED:
      --------------------------        ----------------------------------------
                                        Signature
Signature Guaranteed:                   (Signature must correspond to name as
                                        written upon the face of this Rights
                                        Certificate in every particular, without alteration or enlargement or any change whatsoever)



         Signature must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States.

--------------------------------------------------------------------------------
                            (To be completed if true)

         The undersigned hereby represents, or the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                                     ---------------------------
                                                     Signature
Signature Guaranteed:


                          FORM OF ELECTION TO EXERCISE

To:      SENTO CORPORATION

         The undersigned hereby irrevocable elects to exercise
_______________________ whole Rights represented by the attached Rights Certificate to purchase the Preferred Shares or Fractional Preferred Shares or other Company or non-Company securities as are issuable upon the exercise of such Rights and requests that certificates for such Shares or Fractional Shares be issued in the name of and delivered to:


--------------------------------------------------------------------------------
                                     Address


--------------------------------------------------------------------------------
             Social Security or Other Taxpayer Identification Number

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

--------------------------------------------------------------------------------
                                     Address

--------------------------------------------------------------------------------
             Social Security or Other Taxpayer Identification Number

DATED:
      -----------------------------     ----------------------------------------
                                        Signature
Signature Guaranteed:                   (Signature must correspond to name as
                                        written upon the face of this Rights
                                        Certificate in every particular, without alteration or enlargement or any change whatsoever)


         Signature must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States.

--------------------------------------------------------------------------------
                            (To be completed if true)

         The undersigned hereby represents, or the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                                --------------------------------
                                                Signature

                                     NOTICE

         In the event the certification set forth above in the Forms of Assignment and Election is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Rights Certificate.

                                      -2-